                                AFFILIATION AGREEMENT


     THIS AFFILIATION AGREEMENT (this "Agreement") is made as of February 28, 1997, by and among DOBSON COMMUNICATIONS CORPORATION, an Oklahoma corporation ("DCC"), and DOBSON CELLULAR OF ARIZONA, INC., an Oklahoma corporation ("DCA" or "Operator"), and WMC PARTNERS, L.P., a Delaware limited partnership ("WMC").

                                     WITNESSETH:

     WHEREAS, WMC seeks, through operating its own Systems (as defined below) and through affiliation, roaming and other arrangements with other operators of Systems, to establish and maintain a seamless wireless communications network and to establish among participants therein certain minimum levels of common customer service and technical capabilities; and

     WHEREAS, DCC and Operator have determined that certain benefits of affilia tion, including but not limited to those arising from increased scale and scope of services, would inure to Operator by aligning itself with a larger scale provider of wireless communications services.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms have the following meanings:

          "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

          "AFFILIATED SYSTEM" means a WMC System or any other System that offers Services under the Brands.

          "BRANDS" mean the service marks, trademarks, trade names, symbols or designs used, from time to time, by the WMC Systems in connection with the offer and sale of Products and Services.

          "CELLULAR SYSTEM" means a radio communications system authorized under the rules for the domestic public cellular radio telecommunications service designated as Subpart K of Part 22 of the FCC Rules in effect as of the date hereof or any revision thereto or successor thereof which may be in effect from time to time, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

          "CONTROL" (including the terms "controlling," "controlled by" and "under common control with") of a Person means (i) the possession, direct or indirect, of the power to vote 50% or more of the voting securities or other voting interests of such Person, or (ii) the possession, directly or indirectly, of the affirmative power to direct, or cause the direction of, the management and policies of such Person, whether through the ownership of voting securities or other voting interests, by contract or otherwise.

          "EFFECTIVE DATE" means the date on which the closing of the transactions contemplated by the Purchase Agreement occurs.

          "ESMR SYSTEM" means any commercial mobile radio system authorized under the rules for Enhanced Specialized Mobile Radio services designated under Subpart S of Part 90 of the FCC Rules in effect as of the date hereof or any revision or successor thereof, which may be in effect from time to time, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

          "FCC" means the Federal Communications Commission or any successor agency or entity performing substantially the same functions.

          "FEATURES" means the dialing plans, feature codes and other technical capabilities related to the provision of Services.

          "LICENSE" means any permit, license, waiver or authorization from any governmental body having jurisdiction over a Person required for conduct of an activity, including, without limitation, any FCC license or any certificate of public convenience and necessity.


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


          "OPERATOR'S SERVICE AREA" or "ARIZONA RSA # 5" means the rural service area designated by the FCC as Cellular Market No. Arizona 5.

          "OPERATOR'S SYSTEM" means the Cellular System controlled by Operator in Arizona RSA # 5.

          "PARTNER" means any general or limited partner of WMC.

          "PCS SYSTEM" means a radio communications system authorized under the rules for broadband personal communications services designated as Subpart E of part 24 of the FCC Rules as of the date hereof, or any revision thereto or successor thereof which may be in effect from time to time, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

          "PERSON" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

          "PLANS" means subscriber purchasing plans for Products and/or
Services.

          "PRODUCTS" means subscriber equipment offered for sale or lease and any goods and other property ancillary thereto.

          "PURCHASE AGREEMENT" means that certain agreement dated as of February _, 1997 among U S WEST New Vector Group, DCA, AZTEL, Inc., Gila River Telecommunications, Inc. and Tohono O'odham Utility Authority, as such agreement may be amended from time to time.

          "SERVICE AREA" means, as to any Person, the geographic territory in which such Person provides Services.

          "SERVICES" means commercial mobile radio services provided by Systems, including, without limitation, voice and data transport, and the services ancillary thereto.

          "SYSTEM" means a Cellular System, an ESMR System or a PCS System.

          "TRADEMARK SUBLICENSE AGREEMENT" means the trademark sublicense agreement in the form attached as Exhibit A to be entered into between WMC and Operator on the Effective Date, as amended from time to time, and any other Brand license or sublicense agreement executed in substitution therefor.

          "WMC SYSTEMS" means those Systems controlled by WMC.

     2.   PERFORMANCE STANDARDS.

          (a) PERFORMANCE STANDARDS. WMC may establish minimum standards for various aspects of the WMC Systems and for the operations thereof (the "Performance Standards"), including but not limited to certain minimum Features, Plans, Products and Services to be offered by the WMC Systems. WMC may revise the Performance Standards from time to time in its reasonable discretion. The Performance Standards will be generally consistent with industry practices and capabilities. Set forth on Exhibit B are the initial Performance Standards (the "Initial Performance Standards").

          (b) COMPLIANCE WITH PERFORMANCE STANDARDS. Operator will cause Operator's System to comply with the Initial Performance Standards and any revised Performance Standards of which WMC has notified Operator and to which Operator has not reasonably objected by notice to WMC within 10 days after receiving notification of the revised Performance Standard. Operator shall be deemed to comply with a Performance Standard so long as Operator's performance with such Performance Standard equals or exceeds the median performance recorded in respect thereto for the same date or period by the WMC Systems. Subject to Section 7, upon request of Operator and solely for the purpose of confirming the median performance of the WMC Systems with a Performance Standard, WMC shall furnish Operator with summary information for the applicable date or period in respect of the performance of the WMC Systems for any Performance Standard as to which Operator fails to equal or exceed the median performance of the WMC Systems.

          (c)  SURVEYS.

                  (i) The parties recognize that Operator and WMC may wish to obtain market research data or other information related to Operator's System or to Features, Plans, Products or Services. To this end, WMC agrees to conduct or cause a third party to conduct surveys of subscribers or other Persons within Operator's Service Area (each a "Survey") at least on an annual basis (the "Annual Survey") and may, in its sole discretion, conduct or cause a third party to conduct additional Surveys from time to time.

                 (ii) Annually and at such other times as WMC determines to conduct a Survey or cause a Survey to be conducted, Operator will, upon WMC's request, furnish promptly to WMC or such third party a complete and accurate list of its subscribers in such a format as may be reasonably requested by WMC or such third party, together with such other information as WMC or such third party organization determines is reasonably necessary to conduct the Surveys. Operator authorizes WMC or such third party to contact any and all of its subscribers solely for the purposes of conducting the Surveys. WMC will furnish or cause any such third party to furnish Operator with copies of such Surveys, the results therefrom and any market data so obtained with respect to Operator's Service Area. WMC will treat and will cause any third party to treat Operator's list of subscribers and the information obtained or generated in connection with such Surveys in accordance with the provisions of Section 7 hereof. All Annual Surveys shall be at Operator's expense.

          (d) INSPECTION. In order to determine the compliance of Operator's System with the Performance Standards referred to in Section 2(a), WMC and its representatives will have the right to meet with Operator's employees and officers and to inspect the operations of Operator's System, including conducting reasonable on-site tests. Such inspections will be conducted on reasonable prior notice, during normal business hours and will be performed in a manner which does not unreasonably interfere with the operations of Operator's System. The costs of any such inspection will be borne by WMC. If WMC determines that Operator's System is not in compliance with any such Performance Standard, it will notify Operator in writing of (A) the nature of the noncompliance and (B) the action (or omission) necessary to cure the noncompliance. In such event, WMC may also specify within such notice or by separate no-tice, a date not less than 60 days after such notice is delivered to Operator, by which such noncompliance must be remedied.

     3.   BRANDS; ADVERTISING.

          (a) BRANDS. All Products and Services offered and sold by Operator's System will be offered and sold exclusively under the Licensed Marks (as defined in the Trademark Sublicense Agreement) pursuant to the terms and conditions of the Trademark Sublicense Agreement, except for any Product that Operator is prohibited from offering or selling under the Licensed Marks under the terms of the purchase agreement therefor, in which case such Product may be offered and sold under the brand of the manufacturer or distributor thereof. WMC will have the right, in its sole discretion, to substitute other Brand(s) for the Licensed Marks or to require Operator's System to use additional Brand(s) in connection with some or all of the Products and Services; provided that any Brand to be used by and licensed to Operator will be substantially the same as a Brand used in the State of Arizona by the WMC Systems. If WMC designates any substitute or additional Brand, Operator will enter into a license agreement in respect of such Brand in such form as will be reasonably prescribed by WMC and will use such Brand only in compliance with the terms and conditions set forth in such license agreement; provided, however, that Operator will not be required to enter into any license agreement that provides for compensation thereunder that is in addition to that provided herein or the Trademark Sublicense Agreement.

          (b) ADVERTISING.

              (i) WMC and the Affiliated Systems may from time to time implement or participate in advertising programs that directly or indirectly promote the Brands on a national or regional basis ("Advertising"). Such Advertising may include, but is not limited to, (A) newspaper, magazine and written periodical advertising; (B) radio scripts, tape recordings and audio advertising; (C) television scripts, videotape recording and electronic advertising; (D) telephone directories; (E) billboards, in-store point of purchase or other display advertising; (F) flyers or similar advertising; and
(G) direct mail materials.

             (ii) For each calendar year or portion thereof after the Effective Date, Operator will pay WMC an amount equal to

$0.15 multiplied by the total population of the Operator's Service Area as of the end of the immediately preceding calendar year as estimated by Rand McNally to support the activities of WMC and its Affiliates in connection with the development, design, production, placement, printing, publishing, display, distribution, mailing and airing of Advertising. WMC will use reasonable efforts to coordinate with Operator in respect of the placement, publication, display, distribution, mailing or airing of Advertising in Operator's Service Area. Operator acknowledges and agrees that WMC is not obligated to insure that Operator benefits directly from any expenditures made by WMC with respect to such activities.

            (iii) The payment required under Section 3(b)(ii) will be payable within 30 days after the first day of each calendar year (or in the case of 1997, within 30 days after the Effective Date). Notwithstanding the foregoing, Operator will not be required to pay the amount due with respect to 1997 until the first day of the seventh full calendar month following the Effective Date. Unpaid amounts (including any amount deferred pursuant to the preceding sentence) will accrue interest at the "prime rate" (i.e., the rate reported, from time to time, by the Wall Street Journal as the base rate on corporate loans posted by at least 75% of the 30 largest banks in the United States) plus 2% or, if lower, the highest rate permitted by applicable law.

             (iv) Operator will use reasonable efforts to coordinate its promotional activities (including without limitation promotion of Plans) with Affiliated Systems in-Service Areas which are adjacent to Operator's Service Area and shall bear the costs and expenses of its own promotional activities.

     4.   ROAMING AGREEMENTS.

          (a) RECIPROCAL AGREEMENTS. Operator will enter into and maintain in effect during the term of this Agreement (and thereafter to the extent provided in Section 4(b)), roaming agreements for Operator's System with each WMC System having a Service Area within the State of Arizona, which agreements will provide for mutual roaming rights between Operator's System and each such WMC System. Such roaming agreements will (i) contain no pricing elements other than for airtime used, (ii) provide initial reciprocal prices for airtime during the five-year period commencing on the Effective Date of $.60 per minute of airtime used and (iii) provide reciprocal prices for airtime for periods thereafter that do not exceed $0.60 per minute of airtime used. Notwithstanding the foregoing, if the reciprocal price pursuant to subsections 4(a)(ii) and (iii) for airtime used in any such agreement exceeds the price available from one or more other service providers in the Operator's Service Area, Operator and WMC shall use their respective best efforts promptly to reduce such price so that the applicable price under such agreement for airtime used is competitive with the price available from such other service provider(s).

          (b) CONTINUATION OF ROAMING AGREEMENTS. If this Agreement is terminated for any reason prior to the fifth anniversary of the Effective Date (the "Five Year Date"), Operator and DCC agree that WMC may, if it so elects in its sole discretion, continue any or al! of the roaming agreements entered into pursuant to Section 4(a) until the Five Year Date. Operator and DCC further agree that if Operator or DCC proposes to effect a Transfer (as defined below) prior to the Five Year Date that would result in a Change of Control of Operator's System, if WMC so elects in its sole discretion, such Transfer will be subject to the condition (which may not be waived) that the transferee assume and agree to perform any or all of the roaming agreements entered into pursuant to Section 4(a) and that any such roaming agreements continue until the Five Year Date notwithstanding any termination of this Agreement.

     5. REPRESENTATIONS AND WARRANTIES OF WMC. WMC represents to Operator and DCC that:

         (a) ORGANIZATION. It is duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite power and authority to carry out its business as now conducted, and to enter into this Agreement and to perform its obligations hereunder. It is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

         (b) AUTHORITY. This Agreement has been duly authorized by all necessary partnership action on the part of WMC. It has been duly executed and delivered by one of its duly authorized officers or partners and constitutes its valid and binding obliga-tion, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforceability of creditors' rights generally and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought.

         (c)  AUTHORIZATIONS AND CONSENTS: NO VIOLATION.

              (i) Neither its execution and delivery of this Agreement nor its performance hereunder will conflict with, or result in any breach or violation of, any provision of any of its formative organizational or governance agreements; or constitute, with or without notice or the passage of time or both, a breach, violation or default, create a lien or give rise to any right of termination, modification, cancellation, prepayment or acceleration under any order, writ, injunction, decree, law, statute, rule or regulation, franchise, License or any mortgage, indenture, lease, agreement or other instrument by which it is bound or to which its properties are subject, except for breaches, violations, defaults, liens or rights of termination, modification, cancellation, prepayment or acceleration which would not, singly or in the aggregate, materially adversely affect its ability to perform the obligations contemplated by this Agreement.

              (ii) No authorizations are required to be obtained from any governmental body with respect to its execution of this Agreement and its performance hereunder.

             (iii) No consents are reasonably anticipated to be required to be obtained pursuant to any partnership, joint venture or other similar agreement or any material contract, agreement, License or instrument to which is a party with respect to its execution of this Agreement and its performance hereunder.

         (d) AGREEMENTS WITH THIRD PARTIES; EMPLOYMENT AND NON-COMPETITION AGREEMENTS. Neither it nor any of its Affiliates is a party to any employment agreement or a party to or otherwise bound by any non-competition, non-solicitation or other similar agreement relating to the provision of Services or that would otherwise be inconsistent with the performance of its obligations under this Agreement.

     6. REPRESENTATIONS AND WARRANTIES OF OPERATOR AND DCC. Each of Operator and DCC, jointly and severally, represent and warrant to WMC that:

          (a) ORGANIZATION. It is duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite power and authority to carry out its business as now conducted, and to enter into this Agreement and to perform its obligations hereunder. It is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

          (b) AUTHORITY. This Agreement has been duly authorized by all necessary partnership or corporate action, as applicable, on the part of Operator and DCC. It has been duly executed and delivered by one of its duly authorized officers or partners and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforceability of creditors' rights generally and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought.

          (c) AUTHORIZATIONS AND CONSENTS: NO VIOLATION.

              (i) Neither its execution and delivery of this Agreement nor its performance hereunder will conflict with, or result in any breach or violation of, any provision of any of its formative organizational or governance agreements; or constitute, with or without notice or the passage of time or both, a breach, violation or default, create a lien or give rise to any right of termination, modification, cancellation, prepayment or acceleration under any order, writ, injunction, decree, law, statute, rule or regulation, franchise, License or any mortgage, indenture, lease, agreement or other instrument by which it is bound or to which its properties are subject, except for breaches, violations, defaults, liens or rights of termination, modification, cancellation, prepayment or acceleration which would not, singly or in the aggregate, materially adversely affect its ability to perform the obligations contemplated by this Agreement.

             (ii) No authorizations are required to be obtained from any governmental body with respect to its execution of this Agreement and its performance hereunder.

            (iii) No consents are reasonably anticipated to be required to be obtained pursuant to any partnership, joint venture or other similar agreement or any material contract, agreement, License or instrument to which is a party with respect to its execution of this Agreement and its performance hereunder.

          (d) AGREEMENTS WITH THIRD PARTIES; EMPLOYMENT AND NON-COMPETITION AGREEMENTS. Neither it nor any of its Affiliates is a party to any employment agreement or a party to or otherwise bound by any non-competition, non-solicitation or other similar agreement relating to the provision of Services or that would otherwise be inconsistent with the performance of its obligations under this Agreement.

          (e) OWNERSHIP. DCC is the sole record and beneficial owner of all of the outstanding equity in and voting interests of DCA. On the Effective Date, Operator will be the sole owner of all of the assets of Operator's System.

     7.   CONFIDENTIAL INFORMATION.

          (a) Each of DCC, Operator and WMC will, and will cause its respective partners, shareholders, directors, officers, employees, and agents (collectively, when used with respect to any party, its "Representatives"), to keep secret and retain in strictest confidence, except as provided in
Section 7(b) hereof, any and all Confidential Information and will not distribute, disseminate or disclose such Confidential Information, and will cause its Representatives not to distribute, disseminate or disclose such Confidential Information, except to (i) any Representative of WMC or Operator on a "need to know" basis in connection with this Agreement or the operation of Operator's System, the WMC Systems (or the Affiliated Systems) and their respective businesses or (ii) to any lender to Operator or WMC on a "need to know" basis in connection with the financing of the Operator's System or the WMC Systems, and any such Person receiving Confidential Information pursuant to this

Section 7(a) will use, and will cause its Representatives or lenders to use, such Confidential Information only for the benefit of DCC, Operator, WMC and the WMC Systems (or the Affiliated Systems) or for any other specific purposes for which it was disclosed to such party. All Confidential Information disclosed pursuant to this Agreement will remain the property of the Person whose property it was prior to such disclosure.

          (b) In the event that DCC, Operator, WMC or any Person to whom any of them transmits any Confidential Information becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, investigative demand or similar process) to disclose any of the Confidential Information, such Person will use its best efforts to provide WMC and Operator with prompt written notice prior to disclosure (not less than 24 hours) so that WMC, Operator, as applicable, may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that DCC, Operator or WMC, as applicable, waives compliance with the provisions of Section 7(a), the Person who is compelled to disclose such Confidential Information will furnish only that portion of the Confidential Information which (based on the advice of counsel) it is legally required to disclose and will exercise its best efforts to obtain reliable assurance that protective treatment will be accorded the Confidential Information.

          (c) Upon termination of this Agreement, Operator, DCC and WMC will, and will cause their respective Representatives to, return to the appropriate party all documents that contain Confidential Information or, if the party so requests, cause such documents to be destroyed.

          (d) For purposes of this Section, "Confidential Information" means all confidential documents and information (including, without limitation, confidential commercial information and information with respect to customers and proprietary technologies or processes and the design and development of new products and services) concerning Operator, Operator's System, WMC, its Partners or other Affiliates, the WMC Systems or the Affiliated Systems, furnished to or obtained by a party to this Agreement by or from the other parties or their Representatives (as such term is defined in Section 7(a) hereof) in connection with this Agreement or the operation of Operator's System, the Affiliated Systems or the parties' respective businesses, except to the extent that such information is (i) generally available to the public other than as a result of a breach by the receiving Person of the provisions of Section 7 hereof; (ii) already in the possession of the receiving Person or its Representatives without restriction and prior to any disclosure pursuant to any of the terms of this Agreement;
(iii) lawfully disclosed to the receiving Person or its Representatives by a third party who is free lawfully to disclose the same; or (iv) independently developed by the receiving Person or its Representatives without use of any Confidential Information obtained in connection with this Agreement or the operation of Operator's System, the Affiliated Systems or the parties' respective businesses.

     8.   INDEMNIFICATION.

          (a) INDEMNIFICATION BY OPERATOR OR DCC. DCC and Operator jointly and severally will, to the fullest extent permitted by law, indemnify, defend and hold harmless WMC, its Partners, officers, directors, employees, agents and control Persons from any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) (collectively "Losses") arising from claims by Persons other than WMC and its Affiliates and their respective officers, directors, employees, partners, agents and control Persons and which relate to the performance or non-performance of Operator or DCC of their respective duties or breach of their representations hereunder, except where such Losses are due to the negligence or willful misconduct of WMC, its partners, officers, directors, employees, agents and control Persons or where such Losses have been reimbursed to WMC directly by Operator's or DCC's insurer.

          (b) INDEMNIFICATION BY WMC. WMC will, to the fullest extent permitted by law, indemnify, defend and hold harmless Operator, its partners, officers, directors, employees, agents and control Persons from any and all Losses arising from claims by Persons other than Operator, DCC or their respective Affiliates and their respective officers, directors, employees, agents and control Persons and which relate to the performance or non-performance of WMC of its duties or breaches of its representations hereunder, except where such Losses are due to the negligence or willful misconduct of Operator, its shareholders, officers, directors, employ-ees, agents and control Persons or where such Losses have been reimbursed to Operator directly by WMC's insurer.

     (c) THIRD PARTY CLAIMS. Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 8, deliver to the indemnifying party a written notice of the claim or action and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires and promptly notifies the indemnified party in writing of such desire, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that an indemnified party will only have the right to retain its own counsel, with the fees, disbursements and other charges to be paid by the indemnifying party, if (i) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate (based on the reasonable advice of counsel to the indemnified party) due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding (provided that if such other party is the indemnifying party, the indemnifying party will not have the right to direct the defense of such action on the part of the indemnified party), (ii) the indemnified party has reasonably concluded (based on the reasonable advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party within a reasonable time after receiving notice of the claim or commencement of the action or (iv) the employment of counsel at the indemnifying party's expense by the indemnified party has been authorized in writing by the indemnifying party specifying that it will pay for such counsel. If, and only to the extent that, the failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action results in the forfeiture of substantive rights or defenses of the indemnifying party in such action, such failure will relieve such indemnifying party of liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

     9.   TERM; TERMINATION.

          (a) TERM. The initial term of this Agreement will expire on the twentieth anniversary of the Effective Date. Thereafter, the term will automatically be extended for additional five-year periods unless either Operator or WMC makes a valid election not to renew this Agreement. An election not to renew will be valid only if in writing and delivered to the other at least one year prior to the expiration of the then current term.

          (b) TERMINATION BY OPERATOR. This Agreement may be terminated by Operator at any time following the occurrence of any of the following events:

                  (i) a material breach of this Agreement by WMC which has not been cured within 90 days after Operator has delivered written notice to WMC of such breach;

                 (ii)  a Change of Control of Operator's System;

                (iii)  a termination of the Trademark Sublicense Agreement;

                 (iv) dissolution, liquidation or winding-up of WMC unless an Affiliate of WMC or of AirTouch Communications, Inc. (or any successor thereto whether by merger, spin-off or otherwise) assumes WMC's obligations hereunder;

                  (v) the suspension, revocation, or surrender of the FCC License for the Phoenix Service Area that is currently held by U S West New Vector Group (unless such FCC License is promptly thereafter awarded to WMC or a permitted assignee of WMC hereunder) or the sale or other disposition of such FCC License to a Person other than WMC or a permitted assignee of WMC hereunder;

                  (vi) the entry by a court having jurisdiction of (A) a decree or order for relief in respect of WMC in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudicating WMC bankrupt or insolvent or approv-ing as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of WMC under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of WMC or of any substantial part of its property; or

                (vii) the commencement by WMC of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of WMC in any involuntary case or proceeding under applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or other similar official of WMC or any substantial part of its property, or the making by it of an assignment for the benefit of creditors.

                  (c) TERMINATION BY WMC. This Agreement may be terminated by WMC at any time following the occurrence of any of the following events:

                     (i) a payment default which has not been cured within 60 days or other material breach of this Agreement by Operator which has not been cured within 90 days after WMC has delivered written notice to Operator of such breach;

                    (ii)  upon termination of the Trademark Sublicense
Agreement;

                   (iii)  dissolution, liquidation or winding-up of Operator;

                    (iv) the suspension, revocation or other loss of, or surrender, sale or other disposition of, Operator's FCC License for Operator's Service Area;

                     (v) Operator's failure to consent to any revised Performance Standard;

                    (vi) the occurrence of any event which is, or after notice or passage of time or both would be an "event of default" under any material debt of Operator or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any debt by Operator, whether such debt now exists or will hereafter be created, provided that such event will not permit termination hereof unless either (A) such event will remain uncured at the earlier of the end of any cure period available under the applicable loan agreement or other instrument or six months from the first occurrence thereof or (B) the lender, obligee or other beneficiary will assert any remedies under the applicable loan agreement or other instrument;

                   (vii) the entry by a court having jurisdiction of (A) a decree or order for relief in respect of Operator in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudicating Operator bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Operator under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee or other similar of official of Operator or of any substantial part of its property;

                  (viii) the commencement by Operator of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of Operator in any involuntary case or proceeding under applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or other similar of official of Operator or any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or its failure to pay its debts generally as they become due; or

                    (ix)  a Change of Control of Operator's System.

                  (d) For purposes of this Section 9, a "Change of Control" of Operator's System will be deemed to have occurred at such time as: (i) DCC no longer beneficially owns directly or indirectly (whether as a result of merger, consolidation, sale, assignment, lease or otherwise, in one transaction or series of related transactions) equity of Operator constituting a majority of the outstanding equity in and voting interests of Operator, (ii) any Person other that DCC, or group of Persons acting in concert, acquires beneficial ownership, directly or indirectly, of 50% or more of the outstanding equity in or voting interests of Operator or DCC or
(iii) Operator sells or otherwise disposes of (including, without limitation in connection with the formation of a joint venture that is not controlled by
DCC) all or substantially all of the assets of Operator's System (including, without limitation in connection with the sale or other deposition of all or substantially all of the assets of Operator).


     10. FUTURE SALE OF ARIZONA RSA # 5. In the event that (i) Operator proposes to transfer, sell, assign or otherwise dispose of all or substantially all of the assets of Operator's System, including but not limited to any transfer of its FCC License for Operator's Service Area, or (ii) DCC proposes to transfer, sell, assign or otherwise dispose of, directly or indirectly, a majority of the outstanding equity in or voting interests of DCA or Operator (the transactions referred to in clauses (i) and (ii) being referred to as a Transfer), other than (x) a Transfer to an Affiliate of DCC, (y) a Transfer resulting from a Change of Control of Operator's System as a result of the circumstances set forth in subsection 9(d)(ii) with respect to DCC or (z) a Transfer in connection with the direct or indirect sale by DCC and/or Operator of the Operator's System and Cellular Systems for two or more other metropolitan or rural service areas, the following will apply:

          (a) DCC and/or Operator will send a written notice of the proposed Transfer (a "Transfer Notice") to WMC, which notice will describe the assets or equity securities (the "Interest") proposed to be Transferred.

          (b) During the 20-day period following delivery of the Transfer Notice to WMC, Operator will not contact or initiate discussions with (or entertain any approach from), or conduct nego-tiations with any Person other than WMC with respect to any Transfer of the Interest.

          (c) WMC will have 20 days from its receipt of the Transfer Notice to deliver to Operator its written offer to purchase the Interest subject to the Transfer Notice (a "WMC Offer").

          (d) If WMC makes a WMC Offer, DCC or Operator as applicable will have the right to accept or reject the WMC Offer. If DCC or Operator as applicable accepts the WMC Offer, the Interest will be transferred to WMC subject to the terms and conditions contained in the WMC Offer. If DCC or Operator rejects the WMC Offer, DCC or Operator, as applicable, will be free to Transfer the Interest during the 12-month period after the date of the Transfer Notice to any other Person for consideration having a fair market value that is no less than the fair market value of the consideration set forth in the WMC Offer.

          (e) If WMC does not make a WMC Offer, DCC or Operator, as applicable, will be free to Transfer the Interest during the 12-month period after the date of the Transfer Notice to any other Person without limitation as to the amount of the consideration paid in respect of the Transfer.

     11.  MISCELLANEOUS PROVISIONS.

          (a) NOTICES. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement will be in writing and will be deemed to have been duly given to any party (i) when delivered personally (by courier service or otherwise), (ii) when delivered by telecopy and confirmed by return telecopy, (iii) on the business day after the date sent by a nationally recognized overnight courier service, or (iv) seven days after being mailed by first-class, registered or certified mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

     If to DCC/Operator:

     Dobson Communications, Inc.
     13439 N. Broadway Extension
     Oklahoma City, OK 73114
     Attention:  Everett Dobson, President

     With a copy to:

     Edwards & Angell
     2700 Hospital Trust Tower
     Providence, RI 02903
     Attention:  David K. Duffell, Esquire

     If to WMC:

     WMC Partners, L.P.
     Legal Department
     2999 Oak Road
     Walnut Creek, CA 94596
     Attention:  Vice President-Legal

or to such other address or telecopy number as any party may have furnished to the other parties in writing in accordance with this Section 11(a).

          (b) GOVERNING LAW. This Agreement will be governed by Arizona law without regard to the conflicts of laws principles thereof.

          (c) AMENDMENTS. Except as provided herein, this Agreement may be modified or amended only by an instrument in writing signed by the parties hereto.

          (d) ENTIRE AGREEMENT. This Agreement, the Exhibits and the Trademark Sublicense Agreement constitute the entire agreement between the parties with respect to the matters covered hereby and supersede all prior agreements, understandings, offers and negotiations, oral or written, with regard to the subject matter hereof. In the event of any conflict between the terms of this Agreement and the terms of the Trademark Sublicense Agreement, the terms of the Trademark Sublicense Agreement shall control.

          (e)  ASSIGNMENT:  SUCCESSORS AND ASSIGNS.

               (i) Except as set forth in subsection 11(e)(ii) below, no party will be entitled to sell, assign, or transfer this Agreement or any right or obligation hereunder without the written consent of the other party.

              (ii) WMC may assign this Agreement to any Affiliate of WMC or of AirTouch Communications, Inc. (or any successor thereto whether by merger, spin-off or otherwise). Operator may assign this Agreement to any Affiliate of DCC in connection with the transfer, sale, assignment or other disposition of all or substantially all of the assets of Operator's System (including Operator's FCC License for Operator's Service Area) to such Affiliate and may assign its rights under this Agreement to any lender as collateral security for financing provided to Operator or DCC. If this Agreement is assigned by WMC or by Operator in accordance with the provisions of this subsection 1 l(e)(ii), the assignor will be released from its obligations hereunder upon, and to the extent of, the assumption of such obligations by the assignee. In the event all of WMC's prospective obligations hereunder are assumed by an assignee, all references herein to WMC will be deemed references to the Person that assumes the prospective obligations of WMC hereunder after the date of such assumption and in the event all of Operator's prospective obligations hereunder are assumed by an Affiliate of DCC all references herein to Operator will be deemed references to the Affiliate of DCC that assumes the prospective obligations of Operator hereunder after the date of such assumption; each such assignee shall be required to execute and deliver a counterpart of this Agreement as of the date of the assignment and shall be deemed to have made the representations and warranties of its assignor contained herein as of the date thereof. WMC may also assign its rights and delegate its duties under any portion of this Agreement to other entities.

              (iii) Subject to subsections (i) and (ii) above, all rights and duties of the parties hereunder will inure to the benefit of their respective successors and assigns.

          (f) SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (unless such prohibition on unenforceability materially alters the intent of the parties or the relative economic benefits of the parties, in which case the materially affected party will have the right to terminate this Agreement), and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

          (g) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

          (h) THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement is intended to, or will, confer upon any Person other than the parties hereto any rights or remedies hereunder.

          (i) WAIVER. The observance of any term of this Agreement may be waived only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by any party of any default with respect to any provision, condition or requirement hereof will be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof.

          (j) SETOFF. WMC and Operator will have the right to set off any amounts it would otherwise be required to remit to the other under this Agreement or otherwise against amounts due to it hereunder

          (k) NO AGENCY OR OTHER RELATIONSHIP. Neither Operator nor DCC will have any authority, express or implied, to act as an agent of WMC, the Affiliated Systems or any of their respective Affiliates for any purpose; and WMC will have no authority, express or implied, to act as agent of Operator or DCC or their respective Affiliates. Further, nothing in this Agreement will be construed to create a partnership, agency, reseller or other relationship between the parties, or to make either party liable for any debts or obligations incurred by the other.

          (l)  INSURANCE.

               (i) REQUIREMENTS. Operator will procure, and will maintain in full force and effect, at Operator's expense, an insurance policy or policies protecting Operator against any demand or claim with respect to personal injury, death or property damage, or any loss, liability, or expense whatsoever arising or occurring upon or in connection with Operator's business, the minimum forms and amounts of which are set forth in Exhibit C. All insurance policies must provide for severability of interest or cross liability; designate WMC and its partners, officers, directors, employees and agents as additional insureds; provide that such insurance is non-contributing primary coverage with respect to all insureds; contain a waiver of subrogation; and augment the contractual indemnity to assign the employer's statutory lien to WMC.


              (ii) CERTIFICATES OF INSURANCE. On the Effective Date and thereafter at least 30 days prior to the expiration of any such policy or upon the request of WMC, Operator shall deliver to WMC certificates of insurance evidencing the proper coverage with limits not less than those required hereunder. All certificates will expressly provide that not less than 30 days' prior written notice shall be given WMC in the event of material alteration to, or cancellation of, the coverages evidenced by such certificates.

          (m) DISPUTE RESOLUTION. Any dispute, controversy or claim between the parties hereto arising out of or relating to this Agreement or any breach, termination or claim of invalidity of this Agreement will be resolved as follows:

               (i) The dispute shall first be referred to the president of Operator or DCC, as applicable, and WMC's general manager for the Southwest Region (or their respective designees). Such Persons will confer in an attempt to reach a resolution.

              (ii) Any dispute which is not resolved by such Persons (other than a dispute, controversy, or claim arising out of or in connection with the exercise by any party of its right to approve or consent to any action under this Agreement, which will not be appealable to, or reviewable by, any court or arbitrator) within 30 days of referral of such dispute shall be resolved by binding arbitration. To the fullest extent permitted by law, the arbitration will be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code) and under the Commercial Rules of the American Arbitration Association ("AAA"), and not the law of any state. The arbitration shall be administered by the AAA and, notwithstanding Rule 11 of the AAA Commercial Rules or any other rule, the locale of the hearing will be in Phoenix, Arizona unless all parties to the arbitration agree to a different locale. A single neutral arbitrator will preside over the arbitration and decide the dispute, controversy or claim. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable and in this connection furnish such documents and make available such of their respective personnel as the arbitrator may request. Any controversy concerning whether an issue is arbitrable will be determined by the arbitrator. The arbitrator will have the power to set discovery limits, to award specific performance, and to affirm or reject the exercise of termination rights, but will not have the authority to award damages other than actual damages. The decision of the arbitrator will be binding and nonappealable. Judgment upon the arbitration award may be entered in any court having jurisdiction. The arbitrator will render a decision within 90 days after accepting an appointment to serve as arbitrator unless the parties otherwise agree or the arbitrator makes a finding that a party has carried the burden of showing good cause for a longer period.

          (n) EQUITABLE RELIEF. The parties agree that notwithstanding anything to the contrary contained herein, any party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage pending the selection of an arbitrator to render a decision on the ultimate merits of any dispute, controversy or claim.

          (o) ATTORNEYS' FEES. The "non-prevailing party" in any arbitration conducted hereunder (as determined by the arbitrator) will pay all costs and expenses incurred by the "prevailing party" in preparing for and conducting the arbitration. If a party commences an action in court against another party with respect to this Agreement, then the prevailing party in such action (including appeals) will be entitled to an award of reasonable costs and expenses of litigation, including attorneys' fees, to be paid by the non-prevailing party. In the event the parties settle a dispute, no party will be deemed a "prevailing party."

          (p) DOCUMENTS. Each party agrees to execute and, if necessary file with the appropriate governmental entities, such documents as any other party reasonably requests in order to carry out the purposes of this Agreement.

          (q) FORCE MAJEURE. Neither Operator nor WMC will be liable or deemed to be in default for a delay in or failure of performance of its obligations, that results from any of the following causes beyond the reasonable control of such party: strikes, work stoppages, shortages of equipment, supplies or energy, malfunction or breakdown of a third Person's equipment or tele-communications network, war, insurrection, acts of God or the public enemy, or governmental action (whether in its sovereign or contractual capacity). Any delay resulting from any such cause will extend performance accordingly or excuse performance, in whole or in part, for such time as may be reasonable; provided, however, that (i) such causes will not excuse payment of any amounts due or owed at the time of such occurrence or thereafter, (ii) the party asserting any such cause will promptly commence and diligently pursue action to remedy its inability or failure to perform hereunder, and
(iii) in no event will such causes extend or excuse performance for more than 120 consecutive days. Any party asserting this Section 11(q) will promptly notify the other parties of the occurrence and nature of any such cause and will thereafter regularly inform the other parties of the progress of actions to remedy its inability or failure to perform hereunder.

          (r) OPERATOR RESPONSIBILITY. Operator will be solely responsible for any and all costs, expenses, taxes and other liabilities incurred in connection with its operations.

          (s)  COVENANTS AND ACKNOWLEDGEMENTS.

               (i) LEGAL COMPLIANCE. Operator agrees to comply with all applicable laws and regulations, including but not limited to the rules and regulations promulgated by the FCC under the Communications Act of 1934, as amended, and to obtain and maintain all appropriate government Licenses necessary to the operation of Operator's System. Operator agrees to notify WMC in writing within five days after Operator becomes aware of the commencement of any action, suit or proceeding, or of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which could have a material effect on the operations of the Affiliated Systems or the operations or financial condition of Operator.

              (ii) NO WARRANTY. WMC expressly disclaims the making of, and Operator acknowledges that it has not received from WMC or any Person acting on WMC's behalf, any warranty or guarantee, express or implied, as to the extent of the market for Products or Services, or the earnings or success resulting from Operator's operation of Operator's System pursuant to this Agreement, or any representation, inducement, promise or agreement, orally or otherwise, respecting this Agreement, which is not set forth herein.

             (iii) TELECOMMUNICATIONS ACT. Operator agrees not to take any actions that would, in the reasonable judgment of WMC, cause Operator, WMC, any Partner or any of their respective Affiliates to be in violation of the Telecommunications Act of 1996, as amended.

              (iv) NO OTHER DUTIES. DCC and Operator acknowledge and agree that WMC will have no duties to Operator in the course of performance of this Agreement except as specifically provided herein.

               (v) NO PROMISE OF RENEWAL. DCC and Operator acknowledge that the term of this Agreement is set forth in Section 9(a) hereof with no promise or representation as to the renewal thereof or the execution of a new Agreement.

          (t) SURVIVAL. The provisions of Sections 4 and 7 will survive the termination or expiration of this Agreement without limitation except as provided therein. All indemnities and payment or reimbursement obligations made hereunder will survive the termination or expiration of this Agreement until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified, paid or reimbursed, as the case may be.

          (u)  EFFECTIVENESS.  The provisions of Articles 2, 3 and 4 and
Section 11(1) will be effective only on the Effective Date. This Agreement will terminate automatically in the event of the termination of the Purchase Agreement prior to the Effective Date. The parties hereto agree to execute and deliver the Trademark Sublicense Agreement on the Effective Date.

          (v) EXPENSES. Each party to this Agreement will bear its respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement, including all fees and expenses of agents, representatives. counsel and accountants.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    DOBSON COMMUNICATIONS CORPORATION,
                                    an Oklahoma corporation


                                    By     /SIGNED/
                                       --------------------------------

                                    Its
                                       --------------------------------


                                    DOBSON CELLULAR OF ARIZONA, INC.
                                    an Oklahoma corporation


                                    By     /SIGNED/
                                       --------------------------------

                                    Its
                                       --------------------------------


                                    WMC PARTNERS, L.P., a Delaware
                                    limited partnership


                                    By     /SIGNED/
                                       --------------------------------

                                    Its
                                       --------------------------------